EXHIBIT 99.1

Global Self Storage Reports Third Quarter 2025 Results

Record-High Revenues with Sector-Leading Occupancy Growth Driven by Continued Operational Excellence

Millbrook, NY – November 7, 2025 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the third quarter ended September 30, 2025. All comparisons are to the same year-ago period unless otherwise noted.

Q3 2025 Highlights

•
Total revenues increased 0.8% to a record $3.2 million.
•
Net income decreased to $496,000 or $0.04 per diluted share from $1.2 million or $0.10 per diluted share.
•
Same-store revenues increased 0.8% to a record $3.2 million.
•
Same-store cost of operations increased 7.4% to $1.2 million.
•
Same-store net operating income (NOI) decreased 3.0% to $2.0 million (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Same-store occupancy at September 30, 2025 increased a sector-leading 170 basis points to 93.2% from 91.5% at September 30, 2024.
•
Same-store average tenant duration of stay at September 30, 2025 was a record-high at approximately 3.5 years, compared to approximately 3.4 years at September 30, 2024.
•
Funds from operations (FFO), a non-GAAP measure, decreased 8.0% to $1.0 million or $0.09 per diluted share.
•
Adjusted FFO (AFFO), a non-GAAP measure, decreased 6.0% to $1.1 million or $0.10 per diluted share.
•
Maintained and covered quarterly dividend of $0.0725 per common share.
•
Capital resources at September 30, 2025 totaled approximately $24.8 million, comprised of $7.5 million in cash, cash equivalents and restricted cash; $2.5 million in marketable securities; and $14.8 million available under the company’s revolving credit facility.

First Nine Months 2025 Highlights

•
Total revenues increased 2.2% to a record $9.5 million.
•
Net income decreased to $1.7 million or $0.15 per diluted share from $2.0 million or $0.18 per diluted share.

•
Same-store revenues increased 2.1% to a record $9.5 million.
•
Same-store cost of operations increased 2.0% to $3.6 million.
•
Same-store NOI increased 2.2% to a record $5.9 million.
•
FFO increased 7.5% to $3.1 million or $0.27 per diluted share.
•
AFFO increased 8.4% to $3.3 million or $0.30 per diluted share.
•
Maintained and covered dividend of $0.2175 per common share.

Dividend

On September 2, 2025, the company declared a quarterly dividend of $0.0725 per share, consistent with the quarterly dividend for the year-ago period and previous quarter. The quarterly distribution represents an annualized dividend rate of $0.29 per share.

Company Objective

The objective of Global Self Storage is to increase value over time for the benefit of its stockholders. Toward this end, the company will continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The company's board of directors regularly reviews the strategic business plan, with emphasis on capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The management of Global Self Storage believes that the company's continued operational performance and capital resources position it well to continue executing its strategic business plan.

Management Commentary

“In Q3, we continued to produce growth in same-store revenue and occupancy, despite the competitive move-in rate environment,” said president and CEO of Global Self Storage, Mark C. Winmill. “We are pleased to deliver another quarter of year-over-year revenue growth as market fundamentals continue to gradually improve.

“Our same-store occupancy increased year over year by a sector-leading 1.7 percentage points to reach 93.2% at quarter end. This strong occupancy growth was primarily driven by the continued success of our targeted marketing program and focus on providing an exceptional customer experience. These efforts also resulted in an increase to our same-store average tenant duration of stay to a record-high at approximately 3.5 years.

“Our growth in same-store revenue and occupancy demonstrates our brand strength, built on high customer satisfaction as evidenced by our outstanding customer reviews and reputation for consistently providing exceptional customer service.

“We remain confident that our professional management techniques will continue to optimize occupancy, revenue generation and NOI in our self-storage portfolio. We also believe our clean, safe and hassle-free rental process delivers the best customer experience in the industry, and that our proven marketing strategies will continue to draw high-quality tenants that drive favorable stockholder returns.

“Our strong balance sheet, with about $24.8 million in capital resources, positions us well to execute our strategic business plan. This plan includes growth through acquisitions, joint ventures, and expansion in select markets that exhibit limited supply growth and less professional competition.

“As we finish the year, we are seeing gradual improvement of market fundamentals in the form of move-in rate stabilization and muted development of new supply in the markets where we operate. As we execute our strategic business plan, we believe that our unique focus on high-quality tenants in select markets, disciplined acquisition strategy, focus on expense control, and commitment to delivering a best-in-class customer experience will continue to drive value for our stockholders.”

Q3 2025 Financial Summary

Total revenues increased 0.8% to a record $3.2 million in the third quarter of 2025, with the increase due primarily to an increase in occupancy and continued execution of the company’s proprietary revenue rate management program.

Total operating expenses increased 7.4% to $2.5 million compared to $2.3 million in the same year-ago period. The increase was primarily attributable to an increase of store operating expenses and an increase in one-time general and administrative expenses.

Operating income decreased 17% to $728,000, compared to $873,000 in the same period last year, with the decrease a result of the operating effects noted above.

Net income totaled $496,000 or $0.04 per diluted share from $1.2 million or $0.10 per diluted share in the same year-ago period.

Capital resources as of September 30, 2025, totaled approximately $24.8 million, comprised of $7.5 million in cash, cash equivalents and restricted cash and $2.5 million in marketable securities, with $14.8 available under the company’s revolving credit facility.

Q3 2025 Same-Store Results

As of September 30, 2025, the company owned 12 same-store properties and managed a single third party owned property. There were no non-same-store properties.

For the third quarter of 2025, same-store revenues increased 0.8% to a record $3.2 million compared to the same period last year.

Same-store cost of operations increased 7.4% to $1.24 million compared to $1.15 million in the same period last year. The increase was primarily due to increased expenses for utilities, employment costs, and one-time repairs and maintenance.

Same-store NOI decreased 3.0% to $1.97 million compared to $2.03 million in the same period last year. The decrease was primarily due to an increase in store operating expenses.

Same-store occupancy at September 30, 2025, increased 170 basis points to 93.2% from 91.5% at September 30, 2024.

Same-store average tenant duration of stay at September 30, 2025, was approximately 3.5 years, compared to approximately 3.4 years as of September 30, 2024.

Q3 2025 Operating Results

Net income in the third quarter of 2025 was $496,000 or $0.04 per diluted share compared to $1.2 million or $0.10 per diluted share in the third quarter of 2024.

Property operations expenses increased to $1.24 million from $1.15 million in the same period last year.

General and administrative expenses increased to $826,000 from $762,000 in the same year-ago period.

Business development costs increased to $22,286 for the quarter from $2,012 in the same year-ago period.

Interest expense decreased to $209,000 from $259,000 in the same year-ago period. This decrease was primarily attributable to the change in the mark-to-market of the interest rate cap.

FFO decreased 8.0% to $1.0 million or $0.09 per diluted share for the quarter compared to FFO of $1.1 million or $0.10 per diluted share in the same period last year.

AFFO decreased 6.0% to $1.1 million or $0.10 per diluted share compared to AFFO of $1.2 million or $0.10 per diluted share in the same period last year.

First Nine Months 2025 Financial Summary

For the first nine months of 2025, total revenues increased 2.2% to $9.5 million, compared to $9.3 million in the same period last year. This increase was due primarily to an increase in occupancy and existing tenant rates under the company’s proprietary revenue rate management program.

Total operating expenses in the first nine months of 2025 increased 0.3% to $7.3 million, compared to $7.2 million in the same period last year. The increase was primarily attributable to an increase in store-level operating expenses, including increased expenses for utilities and one-time repairs and maintenance.

Operating income increased 8.6% to $2.3 million in the first nine months of 2025, as compared to $2.1 million in the same period last year.

Net income was $1.7 million or $0.15 per diluted share in the first nine months of 2025, as compared to $2.0 million or $0.18 per diluted share in the same period last year.

First Nine Months 2025 Same-Store Results

For the first nine months of 2025, same-store revenues increased 2.1% to $9.5 million compared to $9.3 million in the same period last year. This increase was due primarily to an increase in occupancy and existing tenant rates under the company’s proprietary revenue rate management program.

Same-store cost of operations in the first nine months increased 2.0% to $3.63 million compared to $3.56 million in the same period last year. This increase in same-store cost of operations was due primarily to increased expenses for utilities, employment costs, and one-time repairs and maintenance.

Same-store NOI increased 2.2% to $5.9 million in the first nine months of 2025, compared to $5.7 million in the same period last year. The increase was primarily due to an increase in revenues.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

First Nine Months 2025 Operating Results

Net income in the first nine months of 2025 was $1.7 million or $0.15 per diluted share, compared to $2.0 million or $0.18 per diluted share in the first nine months of 2024.

Property operations expenses increased to $3.63 million in the first nine months of 2025, as compared to $3.56 million in the same period last year.

General and administrative expenses decreased to $2.4 million in the first nine months of 2025, as compared to $2.46 million in the same period last year.

Business development costs increased to $22,286 in the first nine months of 2025 compared to $4,287 in the same period last year.

Interest expense for the first nine months of 2025 decreased to $647,000 from $676,000 in the year-ago period. This decrease was primarily attributable to the change in mark-to-market of the interest rate cap and lower amortization of issuance costs which were partially offset by the change in payments under the interest rate cap received in the prior year.

FFO in the first nine months of 2025 increased 7.5% to $3.1 million or $0.27 per diluted share, compared to FFO of $2.9 million or $0.26 per diluted share in the same period last year.

AFFO in the first nine months of 2025 increased 8.4% to $3.3 million or $0.30 per diluted share, compared to AFFO of $3.1 million or $0.28 per diluted share in the same period last year.

Q3 2025 and First Nine Months FFO and AFFO (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$496,259	$1,181,657	$1,715,627	$2,039,337
Eliminate items excluded from FFO:
Unrealized loss (gain) on marketable equity securities	98,704	(499,283)	135,497	(403,935)
Depreciation and amortization	409,303	409,227	1,223,865	1,225,290
FFO attributable to common stockholders	1,004,266	1,091,601	3,074,989	2,860,692
Adjustments:
Compensation expense related to stock-based awards	70,948	74,207	243,902	218,136
Business development	22,286	2,012	22,286	4,287
AFFO attributable to common stockholders	$1,097,500	$1,167,820	$3,341,177	$3,083,115

Earnings per share attributable to common stockholders - basic	$0.04	$0.11	$0.15	$0.18
Earnings per share attributable to common stockholders - diluted	$0.04	$0.10	$0.15	$0.18
FFO per share - diluted	$0.09	$0.10	$0.27	$0.26
AFFO per share - diluted	$0.10	$0.10	$0.30	$0.28

Weighted average shares outstanding - basic	11,174,369	11,101,705	11,158,957	11,087,613
Weighted average shares outstanding - diluted	11,232,624	11,159,187	11,218,892	11,127,016

Additional Information

Additional information about the company’s third quarter of 2025 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and on the company’s investor relations website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. The Company also excludes changes in unrealized gains or losses on marketable equity securities. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores,

FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represent FFO and FFO per share excluding the effects of stock-based compensation, business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the analyst community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the Company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition

We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At September 30, 2025, we owned twelve same-store properties and zero non same-store properties. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this report may contain “forward-looking statements” within the meaning of the federal securities laws including the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements made by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.

All forward-looking statements apply only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley

Chief Financial Officer

Global Self Storage

Tel (212) 785-0900, ext. 267

tomalley@globalselfstorage.us

Investor Relations Contact:

Ron Both

Encore Investor Relations

Tel (949) 432-7557

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Real estate assets, net	$52,910,114	$53,925,409
Cash and cash equivalents	7,457,490	7,180,857
Restricted cash	87,095	29,204
Investments in securities	2,473,490	2,608,987
Accounts receivable	119,509	142,408
Prepaid expenses and other assets	956,898	719,351
Line of credit issuance costs, net	137,179	195,970
Interest rate cap	441	18,717
Goodwill	694,121	694,121
Total assets	$64,836,337	$65,515,024
Liabilities and equity
Note payable, net	$15,931,055	$16,356,582
Accounts payable and accrued expenses	1,970,796	1,720,765
Total liabilities	17,901,851	18,077,347
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 11,337,720 shares and 11,292,772 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	113,377	112,927
Additional paid in capital	49,803,438	49,559,986
Accumulated deficit	(2,982,329)	(2,235,236)
Total stockholders' equity	46,934,486	47,437,677
Total liabilities and stockholders' equity	$64,836,337	$65,515,024

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental income	$3,099,499	$3,070,871	$9,162,139	$8,967,371
Other property related income	107,911	111,618	328,789	323,957
Management fees and other income	18,261	17,787	55,425	52,026
Total revenues	3,225,671	3,200,276	9,546,353	9,343,354
Expenses
Property operations	1,239,432	1,153,947	3,627,372	3,556,232
General and administrative	826,220	762,000	2,391,807	2,457,551
Depreciation and amortization	409,303	409,227	1,223,865	1,225,290
Business development	22,286	2,012	22,286	4,287
Total expenses	2,497,241	2,327,186	7,265,330	7,243,360
Operating income	728,430	873,090	2,281,023	2,099,994
Other income (expense)
Dividend and interest income	75,675	68,703	217,404	211,030
Unrealized gain (loss) on marketable equity securities	(98,704)	499,283	(135,497)	403,935
Interest expense	(209,142)	(259,419)	(647,303)	(675,622)
Total other income (expense), net	(232,171)	308,567	(565,396)	(60,657)
Net income and comprehensive income	$496,259	$1,181,657	$1,715,627	$2,039,337
Earnings per share
Basic	$0.04	$0.11	$0.15	$0.18
Diluted	$0.04	$0.10	$0.15	$0.18
Weighted average shares outstanding
Basic	11,174,369	11,101,705	11,158,957	11,087,613
Diluted	11,232,624	11,159,187	11,218,892	11,127,016

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on our consolidated statements of operations for the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$496,259	$1,181,657	$1,715,627	$2,039,337
Adjustments:
Management fees and other income	(18,261)	(17,787)	(55,425)	(52,026)
General and administrative	826,220	762,000	2,391,807	2,457,551
Depreciation and amortization	409,303	409,227	1,223,865	1,225,290
Business development	22,286	2,012	22,286	4,287
Dividend and interest	(75,675)	(68,703)	(217,404)	(211,030)
Unrealized loss (gain) on marketable equity securities	98,704	(499,283)	135,497	(403,935)
Interest expense	209,142	259,419	647,303	675,622
Total same-store net operating income	$1,967,978	$2,028,542	$5,863,556	$5,735,096

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Same-store revenues	$3,207,410	$3,182,489	$9,490,928	$9,291,328
Same-store cost of operations	$1,239,432	1,153,947	3,627,372	3,556,232
Total same-store net operating income	$1,967,978	$2,028,542	$5,863,556	$5,735,096